UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 3, 2012 (September 27, 2012)

ALCOA INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	1-3610	25-0317820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

390 Park Avenue, New York, New York	10022-4608
(Address of Principal Executive Offices)	(Zip Code)

Office of Investor Relations 212-836-2674

Office of the Secretary 212-836-2732

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On September 27, 2012, the Board of Directors of Alcoa Inc. (“Alcoa”) approved amendments to Alcoa’s By-Laws, effective as of that date. The amendments amend and update certain sections of Article III of the By-Laws relating to board meetings. The amendments:

•	clarify in Article III, Section 4 that the annual meeting of the board may take place on such day or at such time or place as the board may determine;

•	update Article III, Section 7 by providing that notices for meetings of the board may be given by email or other electronic communication means;

•	provide in Article III, Section 8 that board and committee action may be taken by unanimous consent, which may be given in writing or transmitted by fax, e-mail or similar electronic means; and

•	clarify in Article III, Section 16 that director participation in meetings remotely may occur by means of electronic technology.

The foregoing summary of the amendments to Alcoa’s By-Laws is qualified in its entirety by reference to the full text of the amended By-Laws attached hereto as Exhibit 3 and incorporated herein by reference.

Item 8.01.	Other Events.

On October 1, 2012, Alcoa issued a press release confirming that the U.S. Environmental Protection Agency (“EPA”) has released the Proposed Remedial Action Plan (“PRAP”) for the Grasse River. As a result of the EPA’s issuance of the PRAP, Alcoa expects to record an associated after-tax charge of approximately $85 million, or $0.08 per share, in its results for the third quarter of 2012. A copy of the press release is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following are filed as exhibits to this report:

3	By-Laws of Alcoa Inc., as amended effective September 27, 2012.

99	Alcoa Inc. press release dated October 1, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCOA INC.

By:	/s/ AUDREY STRAUSS
Name:	Audrey Strauss
Title:	Executive Vice President, Chief Legal and Compliance Officer and Secretary

Date: October 3, 2012

EXHIBIT INDEX

Exhibit No.	Description

3	By-Laws of Alcoa Inc., as amended effective September 27, 2012.

99	Alcoa Inc. press release dated October 1, 2012.

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